Exhibit 10.23
3104 Cherry Palm Drive, Suite 260
Tampa, FL 33619
Phone: (813)386-0058
Fax: (813)910-9585
December 1, 2004
Management Services Agreement
This agreement is entered into by and between The Butler Partnership, Inc., with its principal place of business at 5307 Cannery Ct., Tampa, FL 33647, hereafter known as (BPI), and Rx Development Resources, LLC, (“RXDR”) with its principal place of business at 3104 Cherry Palm Dr. # 260, Tampa, FL 33647
In consideration of the mutual promises and covenants set forth below, the parties do mutually agree as follows;
1. Scope of Work
BPI will provide management services to RXDR with respect to consultation including the service of Barry Butler as Managing Member and CEO, and Lisa Butler as Vice President of Scientific Communications.
2. Confidentiality
The management team provided by BPI must abide by all confidentiality agreements entered into by RxDR.
3. Term
This agreement is in effect until modified by the Board of Directors of BPI in consultation with the Managing Members of RxDR.
4. Remuneration
BPI will provide services in return for $12,000 per month through the end of April, 2005. It is anticipated that the payment will increase to $23,333.33 per month, reflecting an annual payment of $200,000 for the services of Barry Butler as CEO and an annual payment of $80,000 for Lisa Butler as V.P. of Scientific Communications. This payment will be enhanced each month by a sum equal to 8% of the payment plus $1,000. These funds are intended to offset the cost of employee benefits and payroll taxes to BPI.
Through April of 2005, The BPI payment will be reduced by $4,000 per month to reflect the direct payment of stock in Miravant Medical Technologies directly to Barry Butler in payment for work provided by RxDR.

5. Management Bonus
BPI will receive a management bonus based on company performance. The bonus will be calculated based on RxDR performance from December 15 of the previous year to December 15 of the current year. The calculation will be based on the level of free cash flow in the business as follows:
0 - $100,000 = no bonus
Every $10,000 in free cash flow above $100,000 = $2,800 to a maximum of $140,000.
5. This Agreement shall be construed, interpreted and applied in accordance with laws in the State of Florida.
In Witness whereof, the parties have executed this agreement

RxDR		BPI

By:	/s/ Barry Butler	By:	/s/ Barry Butler

Barry Butler Partner/CEO		Barry Butler, President

By:	/s/ Roger Vogel

Roger Vogel, MD Partner/CMO
Date: 12/1/04